Exhibit 99.1

Torchlight Energy Resources, Inc. Appoints Ken Danneberg to the Board

Press Release Source: Torchlight Energy Resources, Inc. On Wednesday June 22, 2011, 8:27 am EDT

HOUSTON, June 22, 2011 /PRNewswire/ -- Torchlight Energy Resources, Inc. (OTCBB:TRCH.ob - News) has announced that effective June 20, 2011, Mr. Ken Danneberg has been added to the Board.

Mr. Danneberg brings over 50 years of experience covering all aspects of oil and gas exploration and operation in the US and Canada to Torchlight.  He is the current CEO of Danneberg Oil and a member of the Rocky Mountain Oil and Gas Hall of Fame.  Several career highlights are listed below:

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Founder of Zoller and Danneberg, Inc which later become Premier Resources, Ltd.

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Served as President of Premier Resources, Ltd, an AMEX listed company, conducting oil and gas operations in the US and Canada

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Drilling projects resulted in 22 field discoveries and averaged over 20 drilling projects per year

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Extensive domestic and international drilling experience

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Served on the following boards past and present

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Alco Oil & Gas (predecessor to Ladd Petroleum a GE Subsidiary

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Premier Resources, Ltd

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Zoller & Danneberg

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International Bank of Denver

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Great Horn, Inc.

"Adding Ken Danneberg to our board is a very important and positive step for our company.  Ken brings tremendous depth and knowledge of the oil and gas industry, and in particular Ken is a distinguished executive in the Rocky Mountain Region," stated Tom Lapinski, CEO.  "This is the next step in expanding our Board and we are in the process of identifying candidates to fill one more position to round out the Board to five members."

You can view more information on the company's website at www.torchlightenergy.com.

FORWARD LOOKING STATEMENTS

The information contained in this news release, other than historical information, consists of forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements may involve risks and uncertainties that could cause actual results to differ materially from those described in such statements. Such forward-looking statements involve known and unknown risks and uncertainties, including risks associated with our ability to obtain additional capital in the future to fund our planned expansion, the demand for oil and natural gas, general economic factors, competition in general and other factors that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. The company is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.